Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 (Registration Number 333-171134) of our report dated January 26, 2009 relating to the financial statements of Hirsch Electronics Corporation as of November 30, 2008, 2007 and 2006 and for each of the years in the three year period ended November 30, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

June 7, 2011